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                                   EXHIBIT 5

                 OPTION OF FRIEDMAN KAPLAN SEILER & ADELMAN LLP

                                                                  March 19, 2001

VoiceStream Wireless Corporation
12920 SE 38th Street
Bellevue, Washington 98006

        Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

        In connection with the registration of 8,681,856 shares of common stock, par value $.001 per share (the "Common Stock") of VoiceStream Wireless Corporation (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), to be issued upon the conversion of 7% Cumulative Convertible Preferred Stock of Omnipoint Corporation (the "Preferred Stock"), we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company with its general affairs, it is our opinion that the Common Stock will be, when issued upon conversion of the Preferred Stock in accordance with the terms thereof, legally issued, fully paid, and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        FRIEDMAN KAPLAN SEILER &
                                        ADELMAN LLP